U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT
                      Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

           Date of Report (Earliest event reported): April 10th, 2002

                            NOVA COMMUNICATIONS, INC.

           NEVADA                                     95-4756822
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   (State or other jurisdiction             (IRS employer Identification No.)
      of incorporation)


                 370 AMAPOLA AVE., SUITE 202, TORRANCE, CA 90501
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           (Address of principal executive offices including zip code)

                                 (310) 642-0200
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                 (Issuer's telephone number including area code)



ITEM 5.  OTHER INFORMATION AND REQUIRED FD DISCLOSURE.

         On May 2, 2003, the Registrant entered into a Letter of Intent with PowerSki International Corporation regarding a proposed merger between them, whereby, if consummated, PowerSki International Corporation would merge into the Registrant.

         PowerSki International Corporation, a non-reporting company based in San Clemente, California, manufactures and distributes its own proprietary PowerSki JetBoard,(TM) a personal lightweight surfboard shaped, motorized watercraft. In addition, PowerSki International Corporation manufactures its patented SuperTorque XT (TM) marine engine for use in a variety of engine applications, including inflatables, catamarans, ultralights, amphibious ATV, kayaks and military vehicles.

         Under the Letter of Intent, the parties, among other things, will be permitted to undertake a due diligence investigation of each others business, proprieties, customers, financial statements and books and records for a period of 180 days from the date of the Letter of Intent. Any merger that may occur will be subject to the terms and conditions of a definitive Merger Agreement.

         A copy of the Letter of Intent is attached as an exhibit to this Report.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     EXHIBITS
        --------

EXHIBIT NO.             DESCRIPTION
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99.1                    Letter of Intent

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2003                         NOVA COMMUNICATIONS, INC.


By: /s/ KENNETH D. OWEN
    -------------------------
        Kenneth D. Owen
        President